                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                          Date of Report: July 29, 2003


                         THE MCGRAW-HILL COMPANIES, INC.
                         -------------------------------

             (Exact Name of Registrant as specified in its charter)


 New York                          1-1023                    13-1026995
---------                          ------                    ----------
(State or other                   (Commission             (IRS Employer
jurisdiction of                   File No.)              Identification No.)
incorporation or
organization)



              1221 Avenue of the Americas, New York, New York 10020
              ----------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (212) 512-2564
                                ---------------
              (Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure/Disclosure of Results of Operations and
        ----------------------------------------------------------------
        Financial Condition (Furnished Pursuant to Item 12 of Form 8-K)
        ----------------------------------------------------------------

     On July 29, 2003 Registrant issued an earnings release (the "Earnings Release") containing a discussion of Registrant's results of operations and financial condition for the quarter ending June 30, 2003.

Item 7.  Exhibits
         --------


     (99) Earnings Release of the Registrant, dated July 29, 2003, containing a discussion of Registrant's results of operations and financial condition for the quarter ending June 30, 2003.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                THE McGRAW-HILL COMPANIES, INC.



                                                By:
                                                   -----------/s/---------------
                                                   Kenneth M. Vittor
                                                   Executive Vice President and
                                                   General Counsel



Dated:  July 29, 2003

                                INDEX TO EXHIBITS

Exhibit 99

     (99) Earnings Release of the Registrant, dated July 29, 2003, containing a discussion of Registrant's results of operations and financial condition for the quarter ending June 30, 2003.

                        THE McGRAW-HILL COMPANIES REPORTS
                 7.2% INCREASE IN EPS FROM CONTINUING OPERATIONS
                         FOR THE SECOND QUARTER OF 2003
                  Results Exceed First Call Consensus Forecast


     New York, NY, July 29, 2003-The McGraw-Hill Companies (NYSE: MHP) today announced second quarter 2003 diluted earnings per share from continuing operations of 74 cents, a 7.2% increase over the 69 cents reported for the same period last year.

     Income from continuing operations in the second quarter increased 4.9% to $142.0 million over the comparable quarter last year. Including the impact of S&P ComStock, which was divested in February 2003, net income increased $5.6 million, or 4.1%.

     Operating revenue for the second quarter grew by 1.3% to $1.2 billion compared to the second quarter of 2002.

     "Solid global gains in Financial Services, growth in worldwide college and university sales, stringent cost containment and favorable foreign exchange rates all contributed to improved second quarter results," said Harold McGraw III, chairman, president and chief executive officer of The McGraw-Hill Companies. "Despite a slow recovery in advertising and some pockets of softness in education, we improved our operating margin to 18.9% for the second quarter.

     "Earnings per share from operations exceeded the First Call consensus forecast of 73 cents for the second quarter by one cent.

     "For the first half of 2003, diluted earnings per share from continuing operations were 94 cents, an 11.9% increase over the 84 cents reported for the same period last year. Including the after tax results of $57.2 million on the disposition of S&P ComStock, diluted earnings per share for the first half were $1.24.

     "Income from continuing operations increased 9.9% to $180.2 million over the first half of 2002. Including the after-tax gain on S&P ComStock, net income for the period increased $71.8 million over the comparable period last year to $237.4 million.

     "Operating revenue for the first half of 2003 increased 1.6%, or $31.2 million, to $2.0 billion compared to the same period last year.

     Education: "Revenue for this segment in the second quarter decreased 2.6% to $561.7 million and operating profits declined 15.0% to $54.4 million compared to the same period last year. McGraw-Hill School Education Group's revenue declined 3.1% in the second quarter to $386.2 million. McGraw-Hill Higher Education, Professional and International Group's revenue for the period slipped 1.7% to $175.5 million.

     "A market-leading 38% share of the Texas middle and high school social studies adoption, a record open territory math adoption of approximately $20 million for elementary and middle school programs in New York City and growth in testing were among the bright spots for the School Education Group in the second quarter. But a stronger market last year for reading, math and language arts and the discontinuation of coloring and activity book products lines made year-over-year comparisons more difficult for the School Education Group. The situation was exacerbated by a lackluster performance in the Texas elementary school social studies adoption and lagging supplementary sales in the educational dealer, home and school markets.

     "The developing early childhood market continues to show promise. We captured 35% of the Texas pre-kindergarten adoption with Developmental Learning Materials. Other early learning programs, including Breakthrough to Literacy, Doors to Discovery and Growing With Math, are steadily building sales, many of which are funded by federal grants from the No Child Left Behind Act. We expect to see more No Child Left Behind funding in the second half for materials, assessment and professional training.

     "To strengthen operations and improve efficiency in the supplemental market, we formed in June the McGraw-Hill Learning Group. It combines operations of SRA/McGraw-Hill, Wright Group/McGraw-Hill and McGraw-Hill/Contemporary to offer learning programs in the alternative basal and supplemental markets.

     "In the Higher Education, Professional and International Group, college and university sales continued to grow in domestic and international markets. Increasing enrollments and the sophisticated application of technology to enhance features in new editions contributed to the improvement in global sales. Best-sellers include Brealey, Principles of Corporate Finance, 7/e; Garrison, Managerial Accounting, 10/e; Slater, Practical Business Math Procedures, 7/e; Silberberg, Chemistry: the Molecular Nature of Matter and Change, 3/e; Mader, Biology, 8/e, and Libby, Financial Accounting, 4/e.

     "But the gains in Higher Education were offset by the continuing worldwide slump in computer and technology books and a softer retail market for professional titles. Furthermore, year-over-year comparisons were made more difficult by the successful introduction last year in the second quarter of a new edition of our classic, The McGraw-Hill Encyclopedia of Science and Technology.

     Financial Services: "Revenue for this segment in the second quarter increased 9.7% to $439.4 million and operating profits improved by 12.3% to $171.6 million compared to the same period last year. Included in the operating results for 2002 is the performance of MMS International, which was divested in September 2002. On a comparative basis, the absence of MMS International reduced operating revenue by 2.5% and had a negligible impact on operating profits in the second quarter. Financial Services' revenue also benefited from the weakening dollar.

     "Strong performances in domestic and international ratings markets combined to produce another outstanding quarter for Standard & Poor's. Structured finance showed strong growth worldwide, benefiting from low interest rates and the ongoing surge in securitization. High yield issuance picked up as investors turned to speculative grade issues in the search for higher returns. There also was increased activity in investment grade issues late in the second quarter as corporations financed expansion and capital expenditures. The public finance market continued to grow, buoyed by refinancing activities and increased use of debt by states.

     "New issue dollar volume grew in the United States and European bond markets in the second quarter compared to the same quarter last year. In the U.S., new issue dollar volume increased 23.3% in the second quarter. Corporate issuance was up by 23.8%. Public Finance grew by 17.8%. Asset-backed issuance declined by 3.7% while mortgage-backed issuance soared 53.1%, according to figures from Securities Data Corporation and Harrison Scott Publications.

      "In Europe, new issue dollar volume grew by 50.7%, according to Bondware.

     "Non-traditional   ratings,   including   Bank  Loan   Ratings  and  global
infrastructure   ratings,   again  showed  substantial   growth,   outperforming
traditional ratings products in the second quarter.

     "Standard & Poor's index services produced another solid quarter as assets under management based on S&P indexes rose to $71.9 billion at the end of the second quarter, up from $52.4 billion for the comparable quarter last year. Trading of derivative contracts linked to Standard & Poor's indexes also increased in the second quarter as did the sale of information from GICS Direct, which is based on the Global Industry Classification Standard that classifies 25,000 publicly traded companies worldwide by sector and industry. There was continuing softness in sales of information products to retail brokers.

     "Valuation services increased as sales of litigation support services continued to offset a soft mergers and acquisition market.

     Information and Media Services: "Revenue for this segment in the second quarter declined 4.2% to $189.4 million and operating profit decreased 8.0% to $24.4 million compared to the same period last year.

     "Stringent  cost  controls  helped  offset  softness  in  advertising.   At
Broadcasting, revenue was off 1.2% to $27.0 million. For the Business-to-Business Group, which includes BusinessWeek, construction, energy, aviation and healthcare products and services, revenue dropped 4.7% to $162.4 million.

     "At BusinessWeek, advertising pages for the North American edition were down 15.3% in the second quarter according to the Publishers Information Bureau.

     "The Business-to-Business Group benefited from conferences and shows in the second quarter. The Global Power Conference and the Paris Air Show, which also boosted ad pages in the aviation sector, were not held in the second quarter last year. Cost containment actions led to improved margins in construction, but a soft market for construction contractors and a decline in advertising offset an increase in sales to building product manufacturers. Platts' energy information services produced an increase in the second quarter. With two more issues than in 2002, advertising pages increased in the power sector. Ad pages declined in the healthcare sector.

     The outlook: "Despite some uncertainty about the pace of economic recovery, we are still on track to make 2003 another year of growth with guidance of a 7 to 9% increase in earnings per share, which includes a 5-cents non-cash, non operating change in pension accounting assumptions."

     Conference Call Schedule: The Corporation's senior management will review the second quarter 2003 earnings results on a conference call scheduled for this morning, July 29th, at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the
Management Commentary page of the Investor Relations section of the Corporation's website at www.mcgraw-hill.com/investor_relations. To participate by telephone, please dial-in by 8:15 AM Eastern Time and register before the start of the call. Domestic participants may call toll-free (877) 546-1565; international participants may call +1 (630) 395-0062 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. The conference call will also be Webcast. Go to the Corporation's Investor Relations website and click on the 2Q Earnings button. At the next screen, select the Webcast link under Listening Options. You will need Windows Media Player. The prepared remarks and slides will be available for downloading from the Investor Relations website's Management Commentary archive several hours after the end of the call. The Webcast replay will be available until August 5, 2003.

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial and political conditions, the health of capital and equity markets, including possible future interest rate changes, the pace of recovery in the economy and in advertising, the level of expenditures in the education market, the successful marketing of competitive products and the effect of competitive products and pricing.

About The McGraw-Hill Companies:

Founded in 1888, The McGraw-Hill Companies is a global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard & Poor's, BusinessWeek and McGraw-Hill Education. The Corporation has more than 320 offices in 34 countries. Sales in 2002 were $4.8 billion. Additional information is available at http://www.mcgraw-hill.com.

                                      * * *



Media Relations Contacts:                    Investor Relations Contact:
Steven H. Weiss                              Donald S. Rubin
Vice President, Corporate Communications     Senior Vice President, Investor
The McGraw-Hill Companies                    Relations
(212) 512-2247 (office)                      The McGraw-Hill Companies
(917) 374-2024 (mobile)                      (212) 512-4321 (office)
(212) 580-2565 (home)                        (212) 512-3840 (fax)
weissh@mcgraw-hill.com                       donald_rubin@mcgraw-hill.com

Tom DiPiazza
Director, Corporate Communications
The McGraw-Hill Companies
(212) 512-4145 (office)
(917) 328-7582 (mobile)
(201) 802-9053 (home)
tom_dipiazza@mcgraw-hill.com

                           The McGraw-Hill Companies
                              Statements of Income
                      Periods ended June 30, 2003 and 2002

                      (in thousands, except per share data)


(unaudited)                                           Three Months
                                           ------------------------------------

                                               2003         2002      % Change
                                           ----------     --------    ---------

Operating revenue                          $1,190,478    $1,175,272      1.3%

Expenses, net                                 962,353       951,500      1.1%
                                           ----------    ----------
Income from operations                        228,125       223,772      1.9%

Interest expense                                2,673         7,151    -62.6%
                                           ----------    ----------
Income from continuing operations before
  taxes on income                             225,452       216,621      4.1%

Provision for taxes on income                  83,417        81,233      2.7%
                                           ----------    ----------
Income from continuing operations          $  142,035    $  135,388      4.9%
                                           ----------    ----------
Discontinued operations:

Earnings from operations of discontinued
  component                                $   -         $    1,731       N/M
Income tax expense                         $   -         $      649       N/M
                                           ----------    ----------
Earnings from discontinued operations      $   -         $    1,082       N/M

Net income                                 $  142,035    $  136,470      4.1%
                                           ==========    ==========
Earnings per common share:

Basic earnings per share:
Income from continuing operations          $     0.75    $     0.70      7.1%
                                           ==========    ==========
Net income                                 $     0.75    $     0.71      5.6%
                                           ==========    ==========
Diluted earnings per share:
Income from continuing operations          $     0.74    $     0.69      7.2%
                                           ==========    ==========
Net income                                 $     0.74    $     0.70      5.7%
                                           ==========    ==========
Dividend per common share:                 $    0.270    $    0.255      5.9%
                                           ----------    ----------
Average number of common shares outstanding:
   Basic                                      189,830       193,267
   Diluted                                    191,274       195,050

N/M - not meaningful

                           The McGraw-Hill Companies
                              Statements of Income
                      Periods ended June 30, 2003 and 2002

                     (in thousands, except per share data)


(unaudited)                                              Six Months
                                           ------------------------------------

                                                2003         2002      % Change
                                           ----------     --------    ---------

Operating revenue                          $2,037,021    $2,005,815      1.6%

Expenses, net                               1,745,569     1,729,840      0.9%
                                           ----------    ----------
Income from operations                        291,452       275,975      5.6%

Interest expense                                5,352        13,573    -60.6%
                                           ----------    ----------
Income from continuing operations before
  taxes on income                             286,100       262,402      9.0%

Provision for taxes on income                 105,856        98,401      7.6%
                                           ----------    ----------
Income from continuing operations          $  180,244    $  164,001      9.9%
                                           ----------    ----------
Discontinued operations:

Earnings from operations of discontinued
  component                                $   87,490    $    2,673       N/M
Income tax expense                         $   30,304    $    1,002       N/M
                                           ----------    ----------
Earnings from discontinued operations      $   57,186    $    1,671       N/M

Net income                                 $  237,430    $  165,672     43.3%
                                           ==========    ==========
Earnings per common share:

Basic earnings per share:
Income from continuing operations          $     0.95    $     0.85     11.8%
                                           ==========    ==========
Net income                                 $     1.25    $     0.86     45.3%
                                           ==========    ==========
Diluted earnings per share:
Income from continuing operations          $     0.94    $     0.84     11.9%
                                           ==========    ==========
Net income                                 $     1.24    $     0.85     45.9%
                                           ==========    ==========
Dividend per common share:                 $    0.540    $    0.510      5.9%
                                           ----------    ----------
Average number of common shares outstanding:
   Basic                                      190,458       193,026
   Diluted                                    191,705       194,956

N/M - not meaningful


                            The McGraw-Hill Companies
                          Operating Results by Segment
                      Periods ended June 30, 2003 and 2002


(unaudited)

                                                         (dollars in thousands)

                                                        Revenue
                                           ------------------------------------
                                                                     %Favorable
                                              2003        2002    (Unfavorable)
                                            -------     ---------- ------------

Three Months
------------

McGraw-Hill Education                      $  561,695    $  576,963      (2.6)

Financial Services                            439,365       400,586       9.7

Information and Media Services                189,418       197,723      (4.2)
                                           ----------    ----------    ------
Total Operating Segments                    1,190,478     1,175,272       1.3

General Corporate Expense                           -             -         -

Interest Expense                                    -             -         -
                                           ----------    ----------    ------
Total Company                              $1,190,478    $1,175,272       1.3
                                           ==========    ==========    ======


                            The McGraw-Hill Companies
                          Operating Results by Segment
                      Periods ended June 30, 2003 and 2002


(unaudited)                                               (dollars in thousands)

                                                       Operating Profit
                                           ------------------------------------
                                                                    %Favorable
                                             2003          2002   (Unfavorable)
                                           -------     ---------- ------------
Three Months
------------

McGraw-Hill Education                      $   54,420    $   64,042     (15.0)

Financial Services                            171,557       152,714      12.3

Information and Media Services                 24,443        26,556      (8.0)
                                           ----------    ----------    ------
Total Operating Segments                      250,420       243,312       2.9

General Corporate Expense                    (22,295)      (19,540)     (14.1)

Interest Expense                              (2,673)       (7,151)      62.6
                                           ----------    ----------    ------
Total Company                              $  225,452*   $  216,621*      4.1
                                           ==========    ==========    ======

*Income from continuing operations before taxes on income

                            The McGraw-Hill Companies
                          Operating Results by Segment
                      Periods ended June 30, 2003 and 2002


(unaudited)                                               (dollars in thousands)

                                                          Revenue
                                           ------------------------------------
                                                                    %Favorable
                                             2003          2002   (Unfavorable)
                                           -------      ---------- ------------
Six Months
------------

McGraw-Hill Education                      $  838,854    $  858,584      (2.3)

Financial Services                            834,260       765,355       9.0

Information and Media Services                363,907       381,876      (4.7)
                                           ----------    ----------    ------
Total Operating Segments                    2,037,021     2,005,815       1.6

General Corporate Expense                           -             -         -

Interest Expense                                    -             -         -
                                           ----------    ----------    ------
Total Company                              $2,037,021    $2,005,815       1.6
                                           ==========    ==========    ======

                           The McGraw-Hill Companies
                          Operating Results by Segment
                      Periods ended June 30, 2003 and 2002


(unaudited)                                               (dollars in thousands)

                                                       Operating Profit
                                           ------------------------------------
                                                                    %Favorable
                                             2003          2002   (Unfavorable)
                                           -------      ---------- ------------
Six Months
------------

McGraw-Hill Education                      $ (18,385)    $   (7,768)   (136.7)

Financial Services                            316,548       285,026      11.1

Information and Media Services                 36,919        38,518      (4.2)
                                           ----------    ----------    ------
Total Operating Segments                      335,082       315,776       6.1

General Corporate Expense                     (43,630)      (39,801)     (9.6)

Interest Expense                               (5,352)      (13,573)     60.6
                                           ----------    ----------    ------
Total Company                              $  286,100*   $  262,402*      9.0
                                           ==========    ==========    ======
*Income from continuing operations before
   taxes on income
